Exhibit 99.1

FOR IMMEDIATE RELEASE

April 2, 2026

Strategic Storage Trust VI, Inc. Reports Year Ended December 31, 2025 Results

Year Ended December 31, 2025 Financial Highlights:

•
YTD Total revenues increased approximately $2.5 million or 8.8% compared to the same period in 2024.
•
YTD Same-Store Revenues increased by approximately $0.6 million or 4.6% for the year.
•
YTD Net loss attributable to common stockholders decreased approximately $10.7 million or 22.7% compared to the same period in 2024.
•
YTD Same-Store Net Operating Income ("NOI") increased by approximately $0.7 million or 8.6%.

LADERA RANCH, CA – April 2, 2026 – Strategic Storage Trust VI, Inc. (“SST VI”), a publicly registered non-traded real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), announced operating results for the year ended December 31, 2025.

“Our performance this year reflects the strength of both our Sponsor's operating platform, our disciplined growth strategy and our strategic allocation to high performing Canadian assets.” commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. “Year-to-date, total revenues increased by 8.8%, driven in part by continued momentum in our same-store portfolio, where revenues grew 4.6% and net operating income increased 8.6%. These results underscore our ability to drive meaningful operating leverage while maintaining a strong focus on pricing, occupancy, and expense management. Equally important is the progress we’ve made on the development front. Over the past year, we successfully brought four of our Canadian joint venture properties online, expanding our footprint in the Greater Toronto Area and Quebec, Canada. While these assets are still in their initial lease-up phase, with average occupancy of approximately 41% as of year-end, we are encouraged by early demand trends and expect these properties to be a meaningful contributor to future growth as they stabilize. In addition, subsequent to year-end, we completed construction and commenced operations at our wholly owned development property in Ontario, Canada another important milestone that reflects our ability to execute on high-quality, strategically located projects.”

Key Highlights for the Year Ended December 31, 2025:

• Total revenues were approximately $30.7 million, an increase of approximately $2.5 million when compared to the same period in 2024.

• Same-store revenues and NOI increased by 4.6% and 8.6%, respectively, for the year ended December 31, 2025 compared to the year ended December 31, 2024.

• Same-store average physical occupancy decreased by approximately 1.0% to 90.3% as of December 31, 2025 from 91.3% as of December 31, 2024.

• Same-store annualized rent per occupied square foot increased by approximately 3.2% to $17.40 for the year ended December 31, 2025 from $16.86 for the year ended December 31, 2024.

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

Development Projects:

As of December 31, 2025, we owned 50% of the equity interests in five unconsolidated real estate ventures in two Canadian provinces (Ontario and Quebec), with subsidiaries of SmartCentres Real Estate Investment Trust (“SmartCentres”) owning the other 50% of such entities. Our unconsolidated real estate ventures consist of four operating self storage properties in the lease-up phase and one parcel of land that is intended to be developed into a self storage facility. In late 2024, we completed development and commenced operations on the first unconsolidated real estate ventures property. In Q2 2025, we completed development and commenced operations on three additional unconsolidated real estate ventures properties. As of December 31, 2025, the unconsolidated real estate ventures properties had an average physical occupancy of approximately 41%. Our fifth unconsolidated real estate venture property is currently under development and we expect to commence operations in mid-2026.

As of December 31, 2025, we owned 24 operating self storage properties located in seven states (Arizona, Delaware, Florida, Nevada, Oregon, Pennsylvania and Washington) and three Canadian provinces (Alberta, British Columbia and Ontario) and two development properties in Florida and Ontario. Subsequent to year end, we completed construction on our development property in Ontario and commenced operations.

Determination of Estimated Per Share Net Asset Value:

On March 20, 2026, our board of directors, upon recommendation of our nominating and corporate governance committee, approved an estimated value per share ("Estimated Per Share NAV") of $10.00 for our Class A shares, Class P shares, Class T shares, Class W shares, Class Y shares, and Class Z shares based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of September 30, 2025. No Series C Units were converted to Class A Units as a result of this Estimated Per Share NAV being declared. For a full description of the methodology, assumptions and limitations of the estimated NAV per share, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 23, 2026.

Declared Distributions:

On December 22, 2025, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on January 1, 2026 and ending March 31, 2026. In connection with this distribution, stockholders who hold Class T and Class Y shares, will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

On March 27, 2026, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on April 1, 2026 and ending June 30, 2026. In connection with this distribution, stockholders who hold Class T and Class Y shares, will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of April 2, 2026, SST VI has a portfolio of 13 operating properties in the United States comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking); 12 properties with approximately 11,080 units and 1,133,915 rentable square feet (including parking) in Canada, joint venture interests in four operational and one development property in two Canadian provinces (Ontario and Québec).

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA), is a self-managed REIT with a fully integrated operations team of more than 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs, and through its indirect subsidiary Argus Professional Storage Management, LLC offers third party management services in the U.S. and Canada. As of April 2, 2026, SmartStop has an owned or managed portfolio of more than 460 operating properties in 35 states, Washington, D.C., and Canada, comprising approximately 275,000 units and more than 35 million rentable square feet. SmartStop and its affiliates own or manage 50 operating self-storage properties in Canada, which total approximately 43,000 units and 4.3 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Real estate facilities:
Land	$112,763,319	$109,097,324
Buildings	385,675,015	375,539,122
Site improvements	14,075,173	13,655,534
	512,513,507	498,291,980
Accumulated depreciation	(41,047,473)	(27,645,170)
	471,466,034	470,646,810
Construction in process	20,888,613	9,144,864
Real estate facilities, net	492,354,647	479,791,674
Cash and cash equivalents	8,801,019	10,827,415
Restricted cash	1,117,142	6,738,149
Investments in unconsolidated real estate ventures (Note 4)	24,512,945	18,207,135
Other assets, net	7,655,431	13,564,907
Total assets	$534,441,184	$529,129,280
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Debt, net	$292,908,254	$274,056,356
Accounts payable and accrued liabilities	9,610,514	13,433,815
Distributions payable	4,679,935	4,409,505
Due to affiliates	4,674,857	13,877,191
Total liabilities	311,873,560	305,776,867
Commitments and contingencies
Redeemable common stock	13,063,224	10,279,772
Series B Convertible Preferred Stock, net $0.001 par value; 150,000 shares authorized; 150,000 issued and outstanding at December 31, 2025 and 2024, with aggregate liquidation preferences of $153,156,986 and $153,148,361 at December 31, 2025 and 2024, respectively	148,599,723	148,599,723
Series D Preferred units in our Operating Partnership, net $0.001 par value; 1,400,000 units authorized; 1,400,000 and none units issued and outstanding at December 31, 2025 and 2024, respectively with aggregate liquidation preferences of $35,170,167 and $0 at December 31, 2025 and 2024, respectively	34,626,688	—
Series E Redeemable 8% Preferred Stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024	—	—
Equity:
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,457,294 and 11,280,098 shares issued and outstanding at December 31, 2025 and 2024, respectively	11,457	11,280
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,252,608 and 3,383,583 shares issued and outstanding at December 31, 2025 and 2024, respectively	3,253	3,384
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,446,198 and 5,373,889 shares issued and outstanding at December 31, 2025 and 2024, respectively	5,446	5,374
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 720,067 and 704,761 shares issued and outstanding at December 31, 2025 and 2024, respectively	720	705
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 5,459,946 and 4,049,909 shares issued and outstanding at December 31, 2025 and 2024, respectively	5,460	4,050
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 576,712 and 346,393 shares issued and outstanding at December 31, 2025 and 2024, respectively	577	346
Additional paid-in capital	222,010,592	207,773,199
Distributions	(47,498,935)	(32,142,866)
Accumulated deficit	(147,963,237)	(111,392,263)
Accumulated other comprehensive loss	(4,762,249)	(4,432,786)
Total Strategic Storage Trust VI, Inc. equity	21,813,084	59,830,423
Noncontrolling interests in our Operating Partnership	(611,660)	225,081
Noncontrolling Series C Subordinated Units in our Operating Partnership	5,076,565	4,417,414
Total noncontrolling interest	4,464,905	4,642,495
Total equity	26,277,989	64,472,918
Total liabilities, temporary equity and equity	$534,441,184	$529,129,280

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024	2023
Revenues:
Self storage rental revenue	$30,524,132	$28,054,695	$20,990,999
Ancillary operating revenue	194,469	183,838	169,065
Total revenues	30,718,601	28,238,533	21,160,064
Operating expenses:
Property operating expenses	11,505,667	11,016,594	9,190,888
Property operating expenses – affiliates	5,236,834	5,130,574	4,625,560
General and administrative	6,192,386	5,832,673	5,290,049
Depreciation	12,853,148	12,762,435	10,542,315
Intangible amortization expense	—	3,038,119	4,437,083
Acquisition expense – affiliates	388,834	589,216	564,746
Other property acquisition expenses	350,751	188,039	1,037,225
Total operating expenses	36,527,620	38,557,650	35,687,866
Operating loss	(5,809,019)	(10,319,117)	(14,527,802)
Other income (expense):
Interest expense	(16,787,056)	(18,049,353)	(16,104,501)
Interest expense – debt issuance costs	(1,050,329)	(1,278,578)	(1,499,924)
Derivative fair value adjustment	(531,449)	184,425	(1,881,402)
Other income, net	117,258	397,743	546,615
Equity in loss of unconsolidated real estate ventures	(2,114,897)	—	—
Foreign currency adjustment	2,175,698	(6,513,187)	528,949
Net loss	(23,999,794)	(35,578,067)	(32,938,065)
Less: Distributions to preferred unitholders in our Operating Partnership	(531,833)	—	(271,250)
Less: Distributions to preferred stockholders	(12,525,000)	(12,547,877)	(8,350,000)
Less: Accretion of preferred equity costs	—	—	(189,920)
Net loss attributable to the noncontrolling interests in our Operating Partnership	488,872	831,693	968,721
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(36,567,755)	$(47,294,251)	$(40,780,514)
Net loss per Class P share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Net loss per Class A share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Net loss per Class T share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Net loss per Class W share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Net loss per Class Y share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Net loss per Class Z share—basic and diluted	$(1.38)	$(2.05)	$(2.19)
Weighted average Class P shares outstanding—basic and diluted	11,399,148	11,192,681	10,982,858
Weighted average Class A shares outstanding—basic and diluted	3,338,971	3,368,248	2,619,151
Weighted average Class T shares outstanding—basic and diluted	5,409,219	5,333,476	4,484,873
Weighted average Class W shares outstanding—basic and diluted	712,806	697,349	505,476
Weighted average Class Y shares outstanding—basic and diluted	5,078,228	2,295,360	20,629
Weighted average Class Z shares outstanding—basic and diluted	500,194	184,295	1,354

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - Years ended December 31, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the years ended December 31, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$14,154,264	$13,537,382	4.6%	$16,564,337	$14,701,151	N/M	$30,718,601	$28,238,533	8.8%
Property operating expenses(2)	5,595,403	5,659,524	(1.1)%	7,782,232	7,045,593	N/M	13,377,635	12,705,117	5.3%
Net operating income	$8,558,861	$7,877,858	8.6%	$8,782,105	$7,655,558	N/M	$17,340,966	$15,533,416	11.6%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,610		1,230,400	1,254,500		2,123,010	2,147,110
Average physical occupancy(4)	90.3%	91.3%	-1.0%	87.0%	84.5%	N/M	88.4%	87.3%	1.1%
Annualized rent per occupied square foot(5)	$17.40	$16.86	3.2%	N/M	N/M	N/M	$16.93	$16.49

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 209,320 and 199,780 square feet, respectively as of December 31, 2025 and 2024. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.6 million was primarily the result of an increase in revenue per occupied square foot of approximately 3.2% for the year ended December 31, 2025 over the year ended December 31, 2024 offset by a decrease in average physical occupancy of approximately 1.0%.

Our same-store property operating expenses decreased by approximately $60,000 or 1.1% for the year ended December 31, 2025 compared to the year ended December 31, 2024.

Net operating income, or NOI, is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, tenant protection economics, and other non-property related income and expense. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, we believe that NOI (sometimes referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. In addition, NOI is not a substitute for net income (loss), cash flows from operations, or other related financial measures, in evaluating our operating performance.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Year Ended
	December 31, 2025	December 31, 2024
Net Loss	$(23,999,794)	$(35,578,067)
Adjusted to exclude:
Asset management fees(1)(2)	3,364,866	3,442,051
General and administrative	6,192,386	5,832,673
Depreciation	12,853,148	12,762,435
Intangible amortization expense	—	3,038,119
Acquisition expenses—affiliates	388,834	589,216
Other property acquisition expenses	350,751	188,039
Interest expense	16,787,056	18,049,353
Interest expense—debt issuance costs	1,050,329	1,278,578
Derivative fair value adjustment	531,449	(184,425)
Other income (expense)	(117,258)	(397,743)
Equity in loss of unconsolidated joint ventures	2,114,897	—
Foreign currency adjustment	(2,175,698)	6,513,187
Total property net operating income	$17,340,966	$15,533,416
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $1.0 million and $0.8 million for the years ended December 31, 2025 and 2024, respectively.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar ("CAD")/U.S. Dollar ("USD") exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;
•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
•
the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;
•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the risk factors included in Part II, Item 1A of our Form 10-Qs, copies of which may be obtained from our website at www.strategicreit.com.